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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 1999
                                                     REGISTRATION NO. 33-96546

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              SUNDANCE HOMES, INC.
             (Exact name of registrant as specified in its charter)

              ILLINOIS                                   36-3111764
    (State or other jurisdiction                       (IRS Employer
  of incorporation or organization)                Identification Number)

                  70 EAST LAKE STREET, CHICAGO, ILLINOIS 60601
           (Address of Principal Executive Offices including Zip Code)

                 SUNDANCE HOMES, INC. 1993 STOCK INCENTIVE PLAN
             SUNDANCE HOMES, INC. 1993 DIRECTORS' STOCK OPTION PLAN
                              (Full title of plans)

                                MAURICE SANDERMAN
                             CHIEF EXECUTIVE OFFICER
                              SUNDANCE HOMES, INC.
                         70 EAST LAKE STREET, SUITE 1600
                             CHICAGO, ILLINOIS 60601
                                 (312) 782-7100
            (Name, address and telephone number of agent for service)

                                    COPY TO:

                             LAWRENCE D. LEVIN, ESQ.
                               KATTEN MUCHIN ZAVIS
                       525 WEST MONROE STREET, SUITE 1600
                             CHICAGO, ILLINOIS 60661
                                 (312) 902-5200












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         Pursuant to the undertakings included in Item 9(a) of this Registration
Statement on Form S-8 as filed with the Securities and Exchange Commission on September 1, 1995 (registration number 33-96546) and as required by Item 512(a) of Regulation S-K of the Securities Act of 1933, Sundance Homes, Inc. hereby removes from registration 570,875 shares of its Common Stock which remained unsold at the termination of the offering.






















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of November, 1999.


                                         SUNDANCE HOMES, INC.

                                         By:   /s/ MAURICE SANDERMAN
                                            ------------------------------------
                                                     Maurice Sanderman
                                                   Chairman of the Board
                                                and Chief Executive Officer

                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints Maurice Sanderman his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as might or could be done in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 29th day of November, 1999.



           SIGNATURE                                        TITLE
           ---------                                        -----
                                         Chairman of the Board, Chief Executive Officer
     /s/ MAURICE SANDERMAN               (Principal Executive Officer) and Director
---------------------------------
       Maurice Sanderman

                                         Vice President, Chief Financial Officer (Principal
        /s/ JOSEPH ATKIN                 Financial and Accounting Officer)
---------------------------------
          Joseph Atkin

     /s/ DENNIS BOOKSHESTER              Director
---------------------------------
       Dennis Bookshester

       /s/ CHARLES ENGLES                Director
---------------------------------
         Charles Engles

      /s/ GERALD GINSBURG                Director
---------------------------------
        Gerald Ginsburg







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